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                                                                     Exhibit 3.1

                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                            OF RUBIO'S RESTAURANTS, INC.,
                                a Delaware corporation


     Rubio's Restaurants, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies as follows:

          1. The name of the corporation is Rubio's Restaurants, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 2, 1997.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation was adopted by the Corporation's Board of Directors and stockholders, the stockholders of the Corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of at least a majority of the outstanding shares in accordance with Section 228 thereof, and written notice having been given in accordance with the requirements of such Section. The Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this Corporation.

          3. The text of the Corporation's Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:


                                      ARTICLE I.

     The name of this Corporation is Rubio's Restaurants, Inc.


                                     ARTICLE II.

     The address of the registered office of the Corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901, and the name of the registered agent of the Corporation in the State of Delaware at such address is CorpAmerica, Inc.
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                                     ARTICLE III.

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.


                                     ARTICLE IV.

     A. CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Twelve Million Five Hundred Thousand (12,500,000) shares. Seven Million Two Hundred Fifty-One Thousand Fifteen (7,251,015) shares shall be Common Stock, $0.001 par value per share, and Five Million Two Hundred Forty-Eight Thousand Nine Hundred Eighty-Five (5,248,985) shares shall be Preferred Stock, $0.001 par value per share, of which One Million Nine Hundred Seventy-Three Thousand Three Hundred Ninety-Five (1,973,395) shares shall be Series A Preferred Stock, One Million Ninety-Two Thousand Seven (1,092,007) shares shall be Series B Preferred Stock, Seven Hundred Ninety-Three Thousand Six Hundred Forty (793,640) shares shall be Series C Preferred Stock and One Million Three Hundred Eighty-Nine Thousand Nine Hundred Forty-Three (1,389,943) shares shall be Series D Preferred Stock.

     B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are as follows:

          1.   DIVIDEND PROVISIONS.

               a. Holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the "Preferred Stock") shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series A Preferred Stock or the Common Stock of this Corporation, at the rate of $0.26 per share of Series B Preferred Stock per annum, $0.43 per share of Series C Preferred Stock per annum and $0.5756 per share of Series D Preferred Stock per annum (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations), in each case calculated from the date of issuance to the relevant date the dividend is paid, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

               b. No distribution or dividend of cash or property shall be paid on shares of Common Stock or Series A Preferred Stock unless (i) first, paragraph 1(a) shall have been satisfied and (ii) then, as to the balance a distribution or dividend of the same amount per share (on an as-converted basis) is simultaneously paid on the shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.


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               c.   No distribution or dividend of cash or property shall be
paid on shares of Common Stock unless a distribution or dividend of the same amount per share (on an as-converted basis) is simultaneously paid on the shares of Series A Preferred Stock.

               d. No distribution or dividend of cash or property shall be paid on shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock unless a distribution or dividend of a proportionate amount, as determined in accordance with the respective dividend preferences stated in paragraph 1(a) and 1(b) above of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, is simultaneously paid on the shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

          2.   LIQUIDATION PREFERENCE.

               a. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) with respect to the Series B Preferred Stock, $3.20511 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series B Issue Price") plus declared but unpaid dividends, (ii) with respect to the Series C Preferred Stock $5.38126 for each outstanding share of Series C Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series C Issue Price") plus declared but unpaid dividends, and (iii) with respect to the Series D Preferred Stock, $7.19454 for each outstanding share of Series D Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series D Issue Price") plus declared but unpaid dividends. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed in proportion to the aggregate liquidation preferences of the respective series, and ratably among the holders of each series in proportion to the amount of such stock owned by each such holder.

               b. Upon the completion of the distribution required by subparagraph (a) of this Section 2, if assets remain in this Corporation the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) with respect to the Series B Preferred Stock, an amount equal to eight percent (8%) compounded per annum on the Original Series B Issue Price, calculated from the date of the initial issuance and sale of shares of Series B

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Preferred Stock, and on declared but unpaid dividends from the date of declaration through the effective date of the liquidation, dissolution or winding up of this Corporation, (ii) with respect to the Series C Preferred Stock, an amount equal to eight percent (8%) compounded per annum on the Original Series C Issue Price, calculated from the date of the initial issuance and sale of shares of Series C Preferred Stock, and on declared but unpaid dividends from the date of declaration through the effective date of the liquidation, dissolution or winding up of this Corporation and (iii) with respect to the Series D Preferred Stock, an amount equal to eight percent (8%) compounded per annum on the Original Series D Issue Price, calculated from the date of the initial issuance and sale of shares of Series D Preferred Stock, and on declared but unpaid dividends from the date of declaration through the effective date of the liquidation, dissolution or winding up of this Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed in proportion to the aggregate liquidation preferences of the respective series, and ratably among the holders of each series in proportion to the amount of such stock owned by each such holder, calculated as if the Corporation had sufficient assets to make such payments in full.

               c. Upon the completion of the distributions required by subparagraphs (a) and (b) of this Section 2, if assets remain in this Corporation the holders of Series A Preferred Stock and Common Stock shall receive all of the remaining assets of this Corporation. The entire assets and funds of the Corporation legally available for distribution (after giving effect to the distributions referred to in Sections 2(a) and 2(b) hereof) shall be distributed ratably among the holders of the Series A Preferred Stock and Common Stock in proportion to the amount of such stock owned by each such holder (determined on an as-converted basis).

               d. Without limiting the rights of holders of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to vote against any such transaction, a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation currently outstanding is disposed of (excluding the issuance of up to 1,389,943 shares of Series D Preferred Stock), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2 entitling the holders of shares of Preferred Stock to the preferences stated above. No such transaction may occur unless each holder of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is given advance written notice of such transaction and has an opportunity to convert its shares into Common Shares prior thereto under
Section 4 hereof. The amount being distributed to the holders of capital stock upon any such merger or consolidation shall be any cash plus the value of any property, rights and securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be reasonably determined in good faith by the Board of Directors of the Corporation.


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          3.   REDEMPTION.

               a. The holders of a majority of the outstanding Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, each acting separately as a class ("Moving Investors") shall be entitled to demand redemption of their shares at any time on or after July 1, 2000 at a price equal to the greater (i) of $3.20511 per share with respect to the Series B Preferred Stock, $5.38126 with respect to the Series C Preferred Stock and $7.19454 with respect to the Series D Preferred Stock or (ii) the fair market value of each such share to be determined by mutual agreement or by a single business appraiser selected by the Corporation and the Moving Investors or as set forth below in this Section 3(a) ("Redemption Price"). If a redemption demand has been so made, the Corporation shall promptly notify all holders of Preferred Stock thereof, and (i) each holder of shares of Preferred Stock of the series for which a demand has been made shall have the right to elect to be redeemed along with the Moving Investors and (ii) holders of shares of Preferred Stock of any other series shall have an opportunity to make a redemption demand as provided above. If such a redemption demand is made by the holders of a majority of the outstanding Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the Corporation must redeem the shares of the Preferred Stock demanded by the Moving Investors (and the other holders of Preferred Stock so electing to be included) to be so redeemed at the Redemption Price. In addition, the Corporation shall have the option to redeem all of the outstanding shares of the series of Preferred Stock making such request. The Corporation must pay the Redemption Price in cash but may pay the Redemption Price in up to four equal installments commencing six months after receipt of notice from the Moving Investors and on each of the next three (3) anniversary dates thereafter; provided, however, that any balance due on all of the Redemption Price shall be paid in full on or before January 1, 2004. If the Moving Investors and the Corporation are unable to agree upon the Redemption Price and are unable to agree upon the identity of a single business appraiser to value the relevant Preferred Stock, then (unless the Corporation and the Moving Investors agree on a different procedure), the Moving Investors shall hire one business appraiser experienced in restaurant valuations and Rubio's shall hire a second business appraiser experienced in restaurant valuations.
The two business appraisers that have been selected shall select a third business appraiser experienced in restaurant valuations. All three business appraisers shall independently determine the value of the relevant Preferred Stock and render a written appraisal ("Appraisal"). The Redemption Price shall be the average of the two closest Appraisals. The cost of all of the business appraisers shall be borne 50% by the Corporation and 50% by the Moving Investors whose shares are redeemed. Any deferred payments shall bear interest at the annual rate of prime as determined by Bank of America (the most favorable rate available to corporations for borrowing from time to time) plus 1%. Notwithstanding the above, following the determination of the Redemption Price, the holders of a majority of the outstanding shares of any series of Preferred Stock that has requested redemption hereunder may determine on behalf of the entire series, not to effect such redemption. If the holders of a majority of a series of Preferred Stock decide not to sell their shares at the applicable Redemption Price, then the cost of all of the business appraisers shall be borne 100% by the Moving Investors of the series of Preferred Stock declining to have their shares redeemed.


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               b.   A holder electing to redeem shares hereunder may elect to
redeem all or any number of shares held by such holder.

               c. With respect to any redemption to be conducted for any series of Preferred Stock in installments pursuant to subsection 3(a), the Corporation shall effect such redemption (i) PARI PASSU (based on the respective number of shares to be redeemed) among the series of Preferred Stock to be redeemed and (ii) PARI PASSU (based on the number of shares to be redeemed) among the holders of each series of Preferred Stock to be redeemed.

               d. At least 20 but no more than 60 days prior to the date fixed for any redemption of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (the "Redemption Date"), written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder or given by the holder to this Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of this Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, if any, the Redemption Date, the Series B Redemption Price, Series C Redemption Price or Series D Redemption Price, as applicable, the place at which payment may be obtained and the date on which such holder's rights to elect to be included in such redemption terminate and the date on which such holder's Conversion Rights (as hereinafter defined) as to any shares to be redeemed terminate and calling upon any holder of the series of Preferred Stock to be redeemed to surrender to this Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed, if any (the "Redemption Notice"). Except as provided in subsection 3(d) and except as prohibited by applicable Delaware corporate law, on or after the Redemption Date, each holder of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Redemption Price, Series C Redemption Price or Series D Redemption Price, as applicable, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               e. From and after the Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, the Series C Redemption Price or the Series D Redemption Price, as applicable, all rights of the holders of such shares to be redeemed on the Redemption Date (except the right to receive the Series B Redemption Price, the Series C Redemption Price or the Series D Redemption Price, as applicable, including any interest due pursuant to subsection 3(a) upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Preferred


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Stock, Series C Preferred Stock or Series D Preferred Stock on any Redemption
Date are insufficient to redeem the total number of shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. Any shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter (unless any holder shall have given written notice to the Company to cancel the redemption of such holder's shares) when additional funds of the Corporation are legally available for the redemption of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4. CONVERSION. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               a.   RIGHT TO CONVERT.

                     (1) Subject to subsection 4(c), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of this Corporation or any transfer agent for the particular series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing, with respect to Series A Preferred Stock, $2.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series A Issue Price") by the applicable Conversion Price, with respect to Series B Preferred Stock, the Original Series B Issue Price plus all declared but unpaid dividends on such share of Series B Preferred Stock by the applicable Conversion Price at the time in effect for such share, with respect to Series C Preferred Stock, the Original Series C Issue Price plus all declared but unpaid dividends on such share of Series C Preferred Stock by the applicable Conversion Price at the time in effect for such share or with respect to Series D Preferred Stock, the Original Series D Issue Price plus all declared but unpaid dividends on such share of Series D Preferred Stock by the applicable Conversion Price at the time in effect for such share. The initial "Conversion Price" per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be subject to adjustment as set forth in subsection 4(c).


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                    (2)  In the event of a call for redemption of any shares of
Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to Section 3 hereof, the Conversion Rights unless earlier exercised shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Series B Redemption Price, the Series C Redemption Price or the Series D Redemption Price, as applicable, in which case the Conversion Rights shall terminate on the date such Redemption Price is paid in full for the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable.

                    (3) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock based on the Conversion Price at the time in effect for such shares immediately upon the earlier of (A) the closing of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which the Corporation and any selling stockholders receive not less than $15,000,000 aggregate net proceeds, or (B) the date upon which the Corporation obtains the consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock for conversion of the Series B Preferred Stock into Common Stock.

                    (4) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock based on the Conversion Price at the time in effect for such shares immediately upon the earlier of (A) the closing of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act, in which the Corporation and any selling stockholders receive not less than $15,000,000 aggregate net proceeds, or (B) the date upon which the Corporation obtains the consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock for conversion of the Series C Preferred Stock into Common Stock.

                    (5) Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock based on the Conversion Price at the time in effect for such shares immediately upon the earlier of (A) the closing of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act, in which the Corporation and any selling stockholders receive not less than $15,000,000 aggregate net proceeds, or (B) the date upon which the Corporation obtains the consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock for conversion of the Series D Preferred Stock into Common Stock.

               b. MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the particular series of Preferred Stock and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable

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thereafter, issue and deliver at such office to such holder of Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the effectiveness of a registration statement under the Securities Act and the closing of the sale and purchase of shares pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such offering.

               c. CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                     (1) (a) Upon each issuance or deemed issuance by the Corporation of any Additional Stock (as defined below) after the date upon which any shares of (a) Series B Preferred Stock were first issued (the "Series B Purchase Date"), with respect to the Series B Preferred Stock, (b) Series C Preferred Stock were first issued (the "Series C Purchase Date"), with respect to Series C Preferred Stock, or (c) Series D Preferred Stock were first issued (the "Series D Purchase Date"), with respect to the Series D Preferred Stock, (the Series B Purchase Date, Series C Purchase Date and Series D Purchase Date shall collectively be referred to herein as the "Purchase Date"), without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, in effect immediately prior to the issuance of such Additional Stock, the applicable Conversion Price for the Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, as applicable, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (1)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for such issuance of Additional Stock would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                         (b)  No adjustment of the Conversion Price for the
Series B Preferred Stock, Series C Preferred Stock or the Series D Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date

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of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, whichever occurs first. Except to the limited extent provided for in subsections (e)(iii) and (e)(iv), no adjustment of such Conversion Price pursuant to this subsection 4(c)(1) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (c)  In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, or commissions allowed, paid or incurred by this Corporation for any underwriting or brokerage commission or otherwise in connection with the issuance and sale thereof.

                         (d)  In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined in good faith by the Board of Directors irrespective of any accounting treatment.

                         (e)  In the case of the issuance (whether before, on or
after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(1) and subsection 4(c)(2):

                              i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(c)(1)(c) and (c)(1)(d), if any, received by the Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(c)(1)(c) and (c)(1)(d)).

                              iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, without limitation, a change resulting from the antidilution provisions thereof, the Conversion Price of the applicable Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Preferred Stock to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(c)(1)(e)(i) and (ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(c)(1)(e)(iii) or (iv).

                    (2) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(c)(1)) by this Corporation after the Purchase Date other than

                          (a) shares of Common Stock actually issued pursuant to a transaction described in subsection 4(c)(3) hereof,

                          (b) shares of Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock,

                          (c)  shares issued or issuable to employees,
          consultants or directors of this Corporation pursuant to stock option or stock issuance plans approved by the Corporation's Board of Directors, or to vendors, suppliers, customers or other persons or organizations with which the Corporation has a commercial relationship, provided such issuances are first approved by the Corporation's Board of Directors, or

                          (d) shares of Common Stock issued or issuable upon exercise of warrants or rights granted to underwriters in connection with such a public offering, or

                          (e) shares issued by way of dividend or other distribution on shares excluded from the definition of Additional Stock by virtue of clauses (a) through (d),

                    (3) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                    (4) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               d. OTHER DISTRIBUTIONS. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, or assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(3), then, in each such case for the purpose of this subsection 4(d), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               e. RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4), provision shall be made so that the holders of the Preferred Stock shall be entitled to receive the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect for each series and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               f. RECLASSIFICATION OR REORGANIZATION. If the Common Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision, combination, merger or sale of assets transaction or recapitalization provided for elsewhere in this Section 4), then and in each such event the holders of Preferred Stock shall be entitled to receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such reorganization, reclassification or other change.

               g. NO IMPAIRMENT. This Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               h.   NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                     (1) No fractional shares shall be issued upon conversion of the Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (2) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the applicable Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

               i. NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               j. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               k.   NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          5.   VOTING RIGHTS.

               a. GENERAL VOTING RIGHTS. The holder of each share of the Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together as a single class with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except for the election of directors as provided in Section 5(b) and the provisions of Section 6 below.

               b. ELECTION OF DIRECTORS. Notwithstanding 5(a) above, the holders of Series C Preferred Stock and the holders of Series B Preferred Stock, voting as a single class together, shall be entitled to elect one (1) director of the Corporation, and, for so long as Farallon Capital Management, LLC or persons or entities controlling or controlled by or under common control with Farallon Capital Management, LLC continue to hold at least 750,000 shares of the Corporation's Series D Preferred Stock, the holders of Series D Preferred Stock shall be entitled (at their option) either to elect one (1) director of the Corporation or designate a person with board representation rights. The holders of Series A Preferred Stock and Common Stock, voting together as a class, shall be entitled to elect the remaining directors of the Corporation or designate a person with board observation rights. At any meeting held for the purpose of electing or nominating directors, (i) the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock then outstanding and a majority of the Series C Preferred Stock then outstanding shall constitute a quorum of the Series B and Series C Preferred Stock for the election or nomination of directors to be elected or nominated solely by the holders of Series B and Series C Preferred Stock voting together as a single class and (ii) the presence in person or by proxy of the holders of a majority of the Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election or nomination of directors to be elected or nominated solely by the holders of Series D Preferred Stock. A vacancy in any directorship elected by the holders of Series B Preferred Stock and Series C Preferred Stock shall be filled only by vote of the holders of Series B Preferred Stock and Series C Preferred Stock. A vacancy in any directorship elected by the holders of Series D Preferred Stock shall be filled only by vote of the holders of Series D Preferred Stock.

          6.   PROTECTIVE PROVISIONS.

               a. So long as shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class:

               (1) sell, convey, or otherwise dispose of or encumber (other than pursuant to a credit arrangement in the ordinary course of business) all or substantially all of its property or business or merge into or consolidate with any other Corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or transferred or effect any voluntary liquidation, dissolution or winding up of the Corporation or any reorganization or recapitalization of the Corporation (any such event hereinafter referred to as a "Corporate Transaction"); or

               (2) create any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock with respect to voting, dividends or preferences upon liquidation or conversion rights; or

               (3) amend the Corporation's Certificate of Incorporation; or

               (4) amend the Corporation's Bylaws, including, without limitation, any amendment to increase the authorized number of directors to more than six.

               b. So long as shares of Series B Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to adversely affect the shares.

               c. So long as shares of Series C Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to adversely affect the shares.

               d. So long as shares of Series D Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a single class, alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to adversely affect the shares.

          7. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or
Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

          8. NON-PARI PASSU AND NON-PRO RATA TREATMENT. Notwithstanding any requirement in Sections 1, 2 or 3 of Article IV, Section B which requires a payment or delivery of any amount or consideration to be made PARI PASSU or pro rata, if any holder (a "Restricted Holder") of Preferred Stock has agreed to limit, restrict or subordinate its right (each a "Restriction") to payment or delivery of any amount or consideration which otherwise would be distributable to it by the Company, the Company shall, even if the Company has agreed to such Restriction, nevertheless distribute all amounts and consideration distributable to each other holder of Preferred Stock without regard to any Restrictions and shall hold for the benefit of the Restricted Holder or as otherwise required by law or contract the amounts and consideration otherwise distributable to the Restricted Holder until the applicable Restriction is complied with or extinguished.

     C. COMMON STOCK.

          1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV.

          3.   REDEMPTION.  The Common Stock is not redeemable.

          4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and
Section 5(b) of Division (B) of this Article IV.

                                      ARTICLE V.

     A. EXCULPATION. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     B. INDEMNIFICATION. To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

     C. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                     ARTICLE VI.

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                     ARTICLE VII.

     The Corporation is to have a perpetual existence.

                                    ARTICLE VIII.

     Subject to IV(B)(6), the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                     ARTICLE IX.

     Subject to IV(B)(6), the Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws.

                                      ARTICLE X.

     The Corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.



                  [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed as of this 18th day of November, 1997 by the undersigned who affirms that the statements made herein are true and correct.




                                         /s/ Ralph Rubio
                                        ------------------------------
                                        Ralph Rubio, President


                                         /s/ Rafael Rubio
                                        ------------------------------
                                        Rafael Rubio, Secretary












                [SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF
                      INCORPORATION OF RUBIO'S RESTAURANTS, INC.]

                           CERTIFICATE OF AMENDMENT TO THE
                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                              RUBIO'S RESTAURANTS, INC.

RUBIO'S RESTAURANTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article IV, Section A thereof so that, as amended, said Section shall read in its entirety as follows:

               "A. CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Twelve Million Six Hundred Eighty-Two Thousand Three Hundred Sixty-Two (12,682,362) shares.
          Seven Million Two Hundred Ninety-Eight Thousand Seven Hundred Twenty-Five (7,298,725) shares shall be Common Stock, $0.001 par value per share, and Five Million Three Hundred Eighty-Three Thousand Six Hundred Thirty-Seven (5,383,637) shares shall be Preferred Stock, $0.001 par value per share, of which One Million Nine Hundred Seventy-Three Thousand Three Hundred Ninety-Five (1,973,395) shares shall be Series A Preferred Stock, One Million Ninety-Two Thousand Seven (1,092,007) shares shall be Series B Preferred Stock, Seven Hundred Ninety-Three Thousand Six Hundred Forty (793,640) shares shall be Series C Preferred Stock and One Million Five Hundred Twenty-Four Thousand Five Hundred Ninety-Five (1,524,595) shares shall be Series D Preferred Stock."

     SECOND: That, thereafter, the stockholders approved the foregoing amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

                 [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, said Rubio's Restaurants, Inc. has caused this certificate to be signed by Ralph Rubio, its President and Rafael Rubio, its Secretary, this 13th day of May, 1998.


                                        By:    /s/ Ralph Rubio
                                             ------------------------------
                                             Ralph Rubio, President

                                        By:    /s/ Rafael Rubio
                                             ------------------------------
                                             Rafael Rubio, Secretary

                          CERTIFICATE OF AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                             RUBIO'S RESTAURANTS, INC.

RUBIO'S RESTAURANTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by adding paragraph 4.a.(6) to ARTICLE IV., Section B. thereof so that, as amended, said paragraph shall inserted and read in its entirety as follows:

                    "(6) Each share of Series A Preferred Stock shall automatically be converted in shares of Common Stock based on the Conversion Price at the time in effect for such shares immediately upon the earlier of (A) the closing of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act, in which the Corporation and any selling stockholders receive not less than $15,000,000 aggregate net proceeds, or (B) the date upon which the Corporation obtains the consent to the holders of a majority of the then outstanding shares of Series A Preferred Stock for conversion of the Series A Preferred Stock in Common Stock."

     SECOND: That, thereafter, the stockholders approved the foregoing amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

                 [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, said Rubio's Restaurants, Inc. has caused this certificate to be signed by Ralph Rubio, its President and Chief Executive Officer, this 26th day of March, 1999.

                                   By:  /s/ Ralph Rubio
                                        -------------------------------------
                                        Ralph Rubio, President and Chief
                                        Executive Officer



                                        2